                                                                   EXHIBIT 10.38

                             COINMACH SERVICE CORP.
                          2004 UNIT INCENTIVE SUB-PLAN

                        UNDER THE COINMACH SERVICE CORP.
                          2004 LONG-TERM INCENTIVE PLAN

Purpose of 2004 Unit Incentive Sub-Plan

      The purpose of the Coinmach Service Corp. 2004 Unit Incentive Sub-Plan (the "Plan") is to enable Coinmach Service Corp. (the "Company") to strengthen the mutuality of interests between employees of the Company and its Subsidiaries and the Company's Unitholders by providing long-term performance-based compensation incentives. Any benefits provided pursuant to this Plan shall be provided under the Coinmach Service Corp. 2004 Long-Term Incentive Plan (the "2004 LTIP").

1.    Defined Terms

      1.1 In this Plan, the following terms have the following meanings, or as defined in the 2004 LTIP:

            "Actual Distribution Per Unit" means, for the applicable Fiscal Year, the quotient of (x) the Aggregate Distribution Amount in respect of such Fiscal Year, divided by (y) the average number of Units outstanding in such Fiscal Year (calculated by adding the number of Units issued and outstanding at the end of each calendar month ending in such Fiscal Year and dividing such sum by the number of calendar months ending in such Fiscal Year).

            "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

            "Aggregate Distribution Amount" in respect of any given Fiscal Year means the aggregate amount of the Distributions.

            "Applicable Laws" means all applicable provisions of law, domestic or foreign, including, without limitation, the United States Securities Act of 1933, as amended (the "Securities Act") and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules.

            "Base Distribution Per Unit" means, for each fiscal year of the Company, an Actual Distribution Per Unit equal to an amount established by the Committee in its sole discretion.

            "Beneficiary" means any person designated by a Participant by written instrument filed with the Company to receive any amount, securities or property payable under the Plan in the event of a Participant's death or, failing any such effective designation, the Participant's estate as provided herein.

            "Cause" means (i) if the applicable Participant is party to an effective employment agreement with the Company or any of its Subsidiaries, "Cause" shall have the same meaning as such term is defined therein; (ii) if the applicable Participant is not a party to an effective employment agreement but is a party to an effective equity award agreement pursuant to any stock incentive plan of the Company, "Cause" shall have the same meaning as such term is defined therein; and (iii) if the applicable Participant is not a party to any such effective agreements, "Cause" shall exist if the Participant (A) commits an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment, (B) commits intentional, wrongful damage to property of the Company or its affiliates, (C) fails to perform the material duties of his position after receipt of a written warning from the Company, (D) is convicted of a felony, (E) violates Company policy, or
      (F) intentionally and wrongfully discloses confidential information of the Company or its affiliates that has been harmful to or has adversely affected the Company or its affiliates. For purposes of this letter, no act on the Participant's part shall be considered "intentional" if it was due primarily to an error in judgment or negligence, but shall be considered intentional only if done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interests of the Company.

            "Committee" means the Committee as established under the 2004 LTIP.

            "Company" means Coinmach Service Corp. and its successors.

            "Distributions" means all distributions of cash (including interest and dividends), securities and other property made form time to time in respect of outstanding Units made to Unitholders of the Company.

            "Effective Date" means the closing date of the Offering.

            "Eligible Person" means an executive officer or other senior employee of the Company or one of its Subsidiaries.

            "Excess" for a given Fiscal Year means the amount determined by multiplying the Excess Per Unit for such Fiscal Year times the average number of Units issued and outstanding during such Fiscal Year (calculated by adding the number of Units issued and outstanding at the end of each calendar month ending in such Fiscal Year and dividing such sum by the number of calendar months ending in such Fiscal Year).

            "Excess Per Unit" in a Fiscal Year means the amount by which the Actual Distribution Per Unit in that Fiscal Year exceeds the Base Distribution Per Unit in respect of such Fiscal Year.

            "Fiscal Year" means any fiscal year of the Company and its Subsidiaries, as in existence from time to time and reported in the Company's annual reports.

            "Initial Performance Period" means the period beginning on the Effective Date and ending on the last day of the Fiscal Year ending March 31, 2005.

            "Offering" means the initial public offering of the Units as described in the Prospectus.

            "Performance Period" means any measurement period established by the Committee.

             "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

            "Plan" means this Coinmach Service Corp. 2004 Unit Incentive Sub-Plan, as amended from time to time.

            "Prescribed Portion" means, for the Initial Performance Period, and each Performance Period thereafter, the Prescribed Percentage of the Excess.

            "Prescribed Percentage" means the percentage set forth in the following table, unless otherwise adjusted in the sole discretion of the
      Committee:

           Percentage Excess of Actual
         Distribution Per Unit over Base
       Distribution Per Unit For Applicable      Prescribed Percentage
                Performance Period

                     0% - 5%                              10%
        Greater than 5%, but less than 10%                15%
                  10% or greater                          20%

            "Prospectus" means the (final) Prospectus filed as the Company's Form S-1 Registration Statement under the Securities Act providing for the Offering, and includes any amendment or amendments thereof.

            "Stock Exchange Rules" means the applicable rules of the Stock Exchange.

            "Stock Exchange" means the applicable principal stock exchange or market upon which the Units are listed or posted for trading.

            "Subsidiary" means any Company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

            "Units" means the Income Depository Securities ("IDSs") offered to the public pursuant to the Prospectus (or such other securities as the IDSs may convert into or be exchanged for).

            "Unit Value" means, per Unit, on any given day (i) the closing trading price of the Units as reported on the Stock Exchange on such day or (ii) if the closing trading price is not available for the Units on such date, then the next preceding practicable date for which such closing trading price is available.

2.    Administration of the Plan.   The Committee, as defined in the 2004

LTIP, shall administer the Plan in accordance with its provisions.

3.    Powers of the Company.


      3.1 The Committee shall have the absolute power and discretion to determine:

            (a) the Eligible Persons who will be eligible to receive payments under the Plan;

            (b)   the rights of each Participant, if any;

            (c)   the Base Distribution Per Unit;

            (d)   the Performance Period;

            (e) when, if ever, any amounts or benefits are paid or distributed under the Plan;

            (f) when, if ever, amounts shall be paid in cash, units, or the combination thereof;

            (g) modify, or replace the performance targets with any of the Performance Measures under the 2004 LTIP; and

            (h) such other terms or conditions that the Committee may, in its sole discretion, determine.

      3.2 In making its determinations pursuant to Section 3.1(a), the Committee may take into account the Participant's level of responsibility, rate of compensation, individual performance and contribution, and such other criteria as it deems appropriate in assessing the value of the Participant's service. Notwithstanding the foregoing, the maximum amount (in cash or Unit Value payable in Units) that any one Participant is entitled to receive with respect to any Performance Period may not exceed $100,000 for each month during such period, subject to the individual limitations of the 2004 LTIP.

      3.3 The Committee is not obligated to allocate any amounts to any specific individual, to allocate any amounts at all, or to continue to allocate any amounts to any Eligible Person once such allocations have commenced. Neither the designation of an individual as a Participant nor the prior allocation of any amounts to any Participant entitles any Participant to any additional allocation under the Plan.

4.    Operation of the Plan

      4.1 For each Performance Period as established by the Committee, the Prescribed Portion shall be available to the Committee to distribute or otherwise allocate to some, all or none of the Participants. To the extent that the entire Prescribed Portion is not distributed pursuant to the foregoing, the undistributed amounts shall be added to the Prescribed Portion for the following Performance Period. The Committee shall be under no obligation to make any payments hereunder for any Performance Period, regardless if amounts are calculated and/or carried from one Performance Period to the next.

      4.2 As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such Applicable Laws.

      4.3 In the event that any amounts are to be paid to the Participants in Units, the Company shall immediately transfer such Units to such Participant through the book-entry system maintained by the Company's transfer agent.

      4.4 The Company shall withhold from any payments hereunder all taxes and other assessments, if any, required by Applicable Law to be withheld.

      4.5 Any Shares (as defined in the 2004 LTIP) awarded to, or subject to, awards granted to Participants under this Plan shall be issued pursuant to the 2004 LTIP, subject to all of the terms and conditions therein. Except in the event of conflict, all provisions of the 2004 LTIP shall apply to this Plan. In the event of any conflict between the provisions of the 2004 LTIP and this Plan, this Plan shall control, provided that any awards granted herein may not exceed the limitations set forth in the 2004 LTIP.

5.    Fundamental Changes and Adjustments

      5.1 In the event of any corporate transaction to which Section 5.2(f) of the 2004 LTIP applies, any performance criteria, outstanding award agreements, if any, or other features of the Plan, may be appropriately and equitably adjusted or substituted by the Committee, in order to not enlarge or diminish the rights or interests of the Participant's hereunder.

      5.2 To the extent applicable (in connection with Section 5.1 or otherwise), the Committee shall give effect to adjustments in the number of Units if any, payable hereunder resulting from subdivisions, consolidations or reclassifications of the Units, or other relevant changes, to the Units or capital structure of the Company. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Committee in its sole discretion, subject to acceptance by the Stock Exchange, if applicable. If any such adjustment would entitle a Participant to a fractional Unit, the Committee will have the right to deliver only an adjusted number of full Units, rounded downward to the next whole Unit, and no payment or other adjustment will be made with respect to the disregarded fractional Unit.

6.    Termination of Employment

      6.1 If a Participant ceases to be an Eligible Person as a result of (i) the resignation of such Participant or (ii) the termination of such Participant with Cause by the Company or its Subsidiaries, then, unless otherwise provided by the Committee, the Participant shall have no right or interest to any payment hereunder for any Performance Period.

      6.2 If a Participant ceases to be an Eligible Person as a result of the death or disability (as defined in the Company's long-term disability plan as may be in effect from time to time) of such Participant, then such Participant may, in the sole and absolute discretion of the Committee, receive a pro rata payment for the portion of the Performance Period preceding the date of separation.

      6.3 If a Participant ceases to be an Eligible Person as a result of the termination without Cause (other than due to disability) by the Company or its Subsidiaries, then such Participant may, in the sole and absolute discretion of the Committee, receive a pro rata payment for the portion of the Performance Period preceding the date of separation.

      6.4 The Company may enter in agreements with Participants to provide rights upon a termination of employment that differ from the provisions set forth in Sections 6.1, 6.2 and/or 6.3.

7.    Amendment or Termination of Plan

      7.1 The Committee may amend, suspend or terminate the Plan at any time, subject to the receipt of any required regulatory approvals and, where required by applicable law (whether pursuant to Stock Exchange Rules or in order to cause any amounts payable under this Plan to be fully deductible by the Company and its Subsidiaries pursuant to Section 162(m) of the Code), subject to approval by the equityholders of the Company.

      7.2 No amendment, suspension or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights, if any, of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Committee.

8.    Rights of Participants

      8.1 Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant. To the extent that any Participant acquires a right to receive payments from the Company under the Plan pursuant to the declaration of a payment to such Participant by the Committee, such right shall be no greater than the right of any unsecured general creditor of the Company.

      8.2 The interest of any Participant under the Plan or in any payment shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant's Beneficiary, if any.

      8.3 Unless otherwise provided by the Committee, the transfer of a Participant's employment from (a) the Company to an Affiliate of the Company,
(b) an Affiliate of the Company to the Company, or (c) an Affiliate of the Company to another Affiliate of the Company, in any such case shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Committee as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the later of the date when the leave equals ninety days or the date when a Participant's right to re-employment shall no longer be guaranteed by contract, if applicable, except that in the event active employment is not renewed at the end of the leave of absence, the employment relationship shall be deemed to have ceased at the beginning of the leave of absence.

9.    Miscellaneous

      9.1 No member of the Board (including any member of the Board in his or her capacity as a member of the Committee) shall be liable for any action or determination made in good faith in connection with the Plan and all members of the Board shall be entitled to indemnification and reimbursement from the Company in respect of any claim relating thereto.

      9.2 If any provision of this Plan is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part, if any, of such provision and all other provisions hereof shall continue in full force and effect.

      9.3 The holding of any right or interest hereunder does not affect the right of the Company or any Subsidiary thereof to terminate, at any time, the employment of, or their relationship with, the Participant. Neither any period of notice, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

      9.4 This Plan shall be construed and interpreted in accordance with the laws of the State of New York.

10.   Effective Date of Plan and Term of Plan

      10.1 The Plan shall take effect on the Effective Date, subject to approval of this Plan by the Company's shareholders.

      10.2 The Plan shall expire, unless earlier terminated pursuant to Section 7, on the tenth anniversary of the Effective Date.